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Exhibit 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2014, with respect to the financial statements of SCP III AIV THREE—FCER Blocker, Inc. included in amendment # 1 to the Registration Statement (Form S-1 333-203652) and related Prospectus of Adeptus Health Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

Baltimore, MD
May 4, 2015

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  Exhibit 23.2
Consent of Independent Auditors